Exhibit 10.4

IIP LIFE SCIENCE INVESTMENTS II LLC

11440 W. Bernardo Court, Suite 100

San Diego, CA 92127

September 28, 2026

IQHQ, LP

One Boston Place

201 Washington Street, Suite 3920

Boston, MA 02108

Attention: General Counsel

Email: legal@iqhqreit.com

Re:	Right of First Offer for Purchase or Finance of Alewife Park Center (this “Side Letter”)

To Whom It May Concern:

Reference is made to the following: (i) the Mezzanine Promissory Note B in the maximum principal amount of $245,000,000.00, dated as of September 28, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “IIPR Note”), made by IQHQ-ALEWIFE HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”) in favor of IIP Life Science Investments II LLC, a Delaware limited liability company (“IIPR”); (ii) the certain Amended and Restated Mezzanine Loan and Security Agreement dated as of September 30, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Borrower, NREF OP IV REIT SUB, LLC, a Delaware limited liability company (together with its successors and assigns, “Administrative Agent”), NREF OP IV SUBHOLDCO, LLC, a Delaware limited liability company (“NREF”), and IIPR in connection with the Loan made by Lenders to Borrower in the maximum principal amount of $400,000,000.00 in accordance therewith; and (iii) the Guaranty of Recourse Obligations, Completion Guaranty, and Carry Guaranty, each dated as of September 30, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranties”) made by IQHQ, LP, a Delaware limited partnership (“OP”), in favor of Administrative Agent and the Lenders. Capitalized terms used but not otherwise defined in this Side Letter have the meanings assigned to such terms in the Loan Agreement.

Section 1. Right of First Offer to Purchase.

(a)            Grant of Purchase ROFO. Until such time as the IIPR Note has been paid and all obligations to IIPR under the Loan Documents have been satisfied in full, IIPR shall have a continuing right of first offer to purchase any Property (as hereinafter defined) or the direct or indirect ownership interests in any Property (the “Purchase ROFO”), upon the terms and conditions set forth in this Section 1. In the event that IQHQ, Inc., a Maryland corporation (the “REIT”) or the OP desires to effectuate any Transfer (as hereinafter defined), including by or through its subsidiaries, then prior to any such Transfer the REIT or OP, as applicable, shall deliver written notice to IIPR (a “Sale Initiation Notice”) which shall (A) set forth the price at which the REIT or OP, as applicable, desires to effectuate any such Transfer (“Proposed Price”) along with any other material economic terms on which such Transfer would occur, and (B) offer IIPR the right to exercise its Purchase ROFO with respect to any such Transfer on the terms set forth in the applicable Sale Initiation Notice. IIPR shall have the right, within fifteen (15) business days after IIPR’s receipt of the applicable Sale Initiation Notice, to (x) exercise the Purchase ROFO with respect to the Transfer set forth in the applicable Sale Initiation Notice by written notice to the REIT or OP, as applicable (“Purchase ROFO Acceptance Notice”), or (y) waive the Purchase ROFO with respect to the Transfer set forth in the Sale Initiation Notice (“Purchase ROFO Waiver Notice”). If IIPR delivers a Purchase ROFO Waiver Notice or does not deliver a Purchase ROFO Acceptance Notice to the REIT or OP, as applicable, within fifteen (15) business days after IIPR’s receipt of the applicable Sale Initiation Notice, then IIPR shall be deemed to have elected not to exercise the Purchase ROFO with respect to the Transfer set forth in the applicable Sale Initiation Notice and the REIT or OP (including through its subsidiaries), as applicable, shall be permitted to proceed with such Transfer as outlined in Section 1(b) below.

(b)            Right to Consummate Transfers. If IIPR delivers a Purchase ROFO Waiver Notice, does not deliver a Purchase ROFO Acceptance Notice to the REIT or OP, as applicable, within fifteen (15) business days after IIPR’s receipt of the applicable Sale Initiation Notice, or does not enter into an applicable Purchase Agreement (as hereinafter defined) in accordance with Section 1(c)(i) below, then the REIT or OP, as applicable, shall have the right to effectuate the applicable Transfer, free and clear of the ROFO without any further notice to IIPR provided that such Transfer is: (A) consummated within twelve (12) months after the later of the date that IIPR (i) delivered the applicable Purchase ROFO Waiver Notice, (ii) was obligated to send the applicable Purchase ROFO Acceptance Notice or (iii) was obligated to execute the applicable Purchase Agreement in accordance with Section 1(c)(i) below after timely delivering the applicable Purchase ROFO Acceptance Notice, and (B) for a purchase price that is no less than ninety-five percent (95%) of the Proposed Price. Except as otherwise provided in this Side Letter, any proposed Transfer that does not meet the requirements set forth in clauses (A) and (B) of this Section 1(b) shall remain subject to IIPR’s Purchase ROFO and the process set forth in Section 1(a) above shall restart.

(c)            Purchase ROFO Transaction Mechanics.

(i)            Purchase Agreement. Within fifteen (15) days after delivery of the applicable Purchase ROFO Acceptance Notice, IIPR or its designee, on the one hand, and the REIT, OP or the applicable subsidiary of the REIT or OP, on the other hand, shall execute a mutually satisfactory purchase and sale agreement or membership interest purchase agreement, as applicable, for the applicable Transfer (each, a “Purchase Agreement”) and shall act reasonably in connection with negotiating and consummating the Purchase Agreement. The REIT, OP or the applicable subsidiary of the REIT or OP, as applicable, shall prepare the initial draft of each Purchase Agreement. Each Purchase Agreement shall include, without limitation, (A) the terms set forth in the Sale Initiation Notice, (B) customary representations, warranties, conditions precedent, covenants and indemnification obligations for a purchaser of real property similar to the applicable Property or direct or indirect interests in real property similar to the applicable Property, as applicable, (C) a requirement for IIPR or its designee to deposit with a national title company selected by the REIT or OP the applicable Purchase Deposit (as hereinafter defined) within two (2) Business Days after execution of such Purchase Agreement, (D) a due diligence period that expires no later than the date that is thirty (30) days after execution of such Purchase Agreement, (E) a date for the closing of the applicable Transfer that is no later than the date that is sixty (60) days after execution of such Purchase Agreement, and (F) allocation of closing costs (e.g., transfer taxes, title and escrow) in accordance with local custom.

(ii)            1031 Exchange. In connection with any Transfer, upon the request of either the REIT or OP, as applicable, IIPR or its designee shall reasonably cooperate with the REIT or OP, as applicable, in structuring any such Transfer so as to qualify as an exchange of like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (a “1031 Exchange”); provided, however, that neither IIPR nor its designee shall be required to take title to any exchange property and neither IIPR nor its designee will be required to agree to or assume any covenant, obligation or liability in connection therewith, the closing shall not be delayed as a result of, or conditioned upon, such 1031 Exchange, the REIT or OP, as applicable, shall pay all costs associated with such 1031 Exchange, and the REIT or OP, as applicable, shall remain primarily liable under the applicable Purchase Agreement and indemnify IIPR or its designee, as applicable, from and against any liability in connection with such 1031 Exchange.

Section 2. Right of First Offer to Finance.

(a)            Grant of Financing ROFO. Until such time as the IIPR Note has been paid and all obligations to IIPR under the Loan Documents have been satisfied in full, IIPR shall have a continuing right of first offer to provide financing or refinancing for the Property (the “Financing ROFO”), upon the terms and conditions set forth in this Section 2. In the event that the REIT or the OP desires to effectuate, including by or through any of its subsidiaries, any Financing (as hereinafter defined), then prior to any such Financing the REIT or OP, as applicable, shall deliver written notice to IIPR (a “Financing Initiation Notice”) which shall (A) set forth the proposed loan amount (“Proposed Loan”) along with any other material economic terms on which such Financing would occur, and (B) offer IIPR the right to exercise its Financing ROFO with respect to any such Financing on the terms set forth in the applicable Financing Initiation Notice. IIPR shall have the right, within fifteen (15) business days after IIPR’s receipt of the applicable Financing Initiation Notice, to (x) exercise the Financing ROFO with respect to the Financing set forth in the applicable Financing Initiation Notice by written notice to the REIT or OP, as applicable (“Financing ROFO Acceptance Notice”), or (y) waive the Financing ROFO with respect to the Financing set forth in the Financing Initiation Notice (“Financing ROFO Waiver Notice”). If IIPR delivers a Financing ROFO Waiver Notice or does not deliver a Financing ROFO Acceptance Notice to the REIT or OP, as applicable, within fifteen (15) business days after IIPR’s receipt of the applicable Financing Initiation Notice, then IIPR shall be deemed to have elected not to exercise the Financing ROFO with respect to the Financing set forth in the applicable Financing Initiation Notice and the REIT or OP, as applicable, shall be permitted to proceed with such Financing as outlined in Section 2(b) below.

(b)            Right to Consummate Financing. If IIPR delivers a Financing ROFO Waiver Notice, does not deliver a Financing ROFO Acceptance Notice to the REIT or OP, as applicable, within fifteen (15) business days after IIPR’s receipt of the applicable Financing Initiation Notice, or does not enter into the applicable Loan Documents (as hereinafter defined) in accordance with Section 2(c) below, then the REIT or OP, as applicable, shall have the right to effectuate the applicable Financing, free and clear of the Financing ROFO without any further notice to IIPR provided that such Financing is: (A) consummated within twelve (12) months after the later of the date that IIPR (i) delivered the applicable Financing ROFO Waiver Notice, (ii) was obligated to send the applicable Financing ROFO Acceptance Notice or (iii) was obligated to execute the applicable Loan Documents in accordance with Section 2(c)(i) below after timely delivering the applicable Financing ROFO Acceptance Notice, and (B) for a loan that is not greater or less than the Proposed Loan by more than five percent (5%) and upon terms that are not materially less favorable to the borrower than those set forth in the Financing Initiation Notice. Except as otherwise provided in this Side Letter, any proposed Financing that does not meet the requirements set forth in clauses (A) and (B) of this Section 2(b) shall remain subject to IIPR’s Financing ROFO and the process set forth in Section 2(a) above shall restart.

(c)            Financing ROFO Transaction Mechanics. Within thirty (30) days after delivery of the applicable Financing ROFO Acceptance Notice, IIPR or its designee, on the one hand, and the REIT, OP or the applicable subsidiary of the REIT or OP, on the other hand, shall execute mutually satisfactory loan documents, as applicable, for the applicable Financing (each, the “Loan Documents”) and shall act reasonably in connection with negotiating and consummating the Loan Documents. IIPR shall prepare the initial draft of the Loan Documents. Each set of Loan Documents shall include, without limitation, (i) the terms set forth in the Financing Initiation Notice, (ii) customary representations, warranties, conditions precedent, covenants and indemnification obligations for a borrower completing a similar financing with respect to real property or direct or indirect interests in real property similar to the applicable Property, as applicable, and (iii) a requirement for the REIT, OP or the applicable subsidiary to pay all of IIPR’s costs and expenses in connection with the Financing, including the cost to obtain any title policies, UCC policies, property diligence reports, certifications and searches as customary for lenders in similar financings.

Section 3. Representations and Warranties. Each of the IQHQ Parties represents and warrants that: (a) it is duly organized and is validly existing and in good standing pursuant to the laws of the State of Delaware; (b) it has all requisite power and authority to execute, deliver and perform the terms of this Side Letter, as applicable; (b) the execution, delivery and performance of this Side Letter will not result in a breach of any of the terms and conditions of any agreement or instrument to which it is subject nor will any such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over its respective properties or assets; (c) any and all consents, authorizations or approvals required have been obtained; and (d) its obligations under the Side Letter constitute legal, valid, binding and enforceable obligations.

Section 4. Time of the Essence. The Parties agree that time shall be of the essence with regard to this Side Letter and the performance of the terms and provisions hereof.

Section 5. Definitions.

(a)            “Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person (other than any Person that is an Affiliate of any of the IQHQ Parties solely as a result of owning securities issued by any of the IQHQ Parties or having special rights to designate members of the board of directors of the REIT).

(b)            “Change of Control” means the (i) consummation of any sale, lease, transfer, conveyance or other disposition (including by way of liquidation or dissolution of Holdings, the REIT and/or OP), in a single transaction or in a series of related transactions, of all or substantially all of the assets of Holdings, the REIT and OP, taken as a whole, to any Person(s) or (ii) the acquisition by any Person(s), including any syndicate or group deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of voting stock or equity interests of Holdings, the REIT and/or OP entitling that Person to exercise more than fifty percent (50%) of the combined voting power of Holdings’, the REIT’s and OP’s outstanding voting stock or equity interests.

(c)            “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, beneficial interests, by contract or otherwise. The term “Controlled” has a correlative meaning.

(d)            “Financing” means any debt or equity financing or refinancing from any Third Party to be secured with any Property or the direct or indirect ownership interests in any Property; provided, however, the defined term “Financing” shall exclude any Permitted Indebtedness.

(e)            “Holdings” means IQHQ Holdings, LP, a Delaware limited partnership.

(f)            “IQHQ Parties” means the REIT, OP, Holdings, Borrower, Sole Member and Mortgage Borrower.

(g)            “Parties” means the IQHQ Parties and IIPR.

(h)            “Person” means any individual, partnership, corporation, limited liability company, limited liability partnership, trust or other entity.

(i)             “Property” means the master-planned, transit-oriented life science campus situated on approximately 27 acres in West Cambridge, Massachusetts, commonly known as Alewife Park, owned by IQHQ-Alewife, LLC, the legal description of which is attached hereto as Exhibit A and incorporated herein by reference, including the buildings and other improvements thereon.

(j)             “Purchase Deposit” means a non-refundable (other than in connection with customary provisions set forth in a purchase and sale agreement for real property similar to the applicable Property or a membership interest purchase agreement for direct or indirect interests in real property similar to the applicable Property, as applicable) deposit made by IIPR or its designee in escrow with a national title company selected by the REIT or OP in an amount equal to five percent (5%) of the applicable Proposed Price.

(k)            “Third Party” means any Person that is not an Affiliate of any of the IQHQ Parties.

(l)             “Transfer” means the sale, transfer, conveyance, assignment, disposition or divestment of all or any Property to a Third Party, or of the direct or indirect interests of OP and the REIT in any Property to a Third Party; provided, however, the defined term “Transfer” shall exclude (i) any foreclosure, deed-in-lieu of foreclosure, realization of collateral with respect to a pledge of equity interests or an assignment-in-lieu thereof, (ii) any conveyance pursuant to a taking or deed in lieu of a taking or other exercise of eminent domain, or (iii) any new Permitted Encumbrances under the Loan Documents. A transaction pursuant to which a Change of Control shall occur shall not be deemed to be a Transfer for purposes of this Side Letter (and, accordingly, the Purchase ROFO rights set forth herein shall not apply thereto).

Section 6. Termination. This Side Letter shall terminate automatically upon the earlier of (a) a sale, transfer or other disposition by IIPR of all of its interests in and to the IIPR Note and Loan Documents, (b) any Change of Control, (c) any default by IIPR with respect to its obligation to purchase any Property or any direct or indirect interests in any Property pursuant to the terms of any Purchase Agreement, or (d) any material uncured default by IIPR with respect to its obligation to provide financing pursuant to the terms of any Loan Documents. Upon the termination of this Side Letter, neither IIPR nor any of its designees shall have any further rights hereunder with respect to any Property, any direct interest in any Property or any indirect interest in any Property and all Sale Initiation Notices, Financing Initiation Notices, Purchase ROFO Acceptance Notices and Financing ROFO Acceptance Notices delivered prior to the termination of this Side Letter shall automatically terminate and be of no further force or effect; provided, however, that the terms of any executed Purchase Agreement or Loan Documents shall not be affected by such termination.

Section 7. Enforcement. The Parties agree that irreparable damage would occur if any provision of this Side Letter were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Accordingly, it is agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Side Letter, without any bond or other security being required, and to enforce specifically the terms and provisions of this Side Letter by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy, this being in addition to any other remedy to which the Parties are entitled at law or in equity.Section 6.

Section 7. Amendments and Waivers. This Side Letter may not be amended except by an instrument in writing signed on behalf of each of the Parties. An instrument in writing by IIPR, on the one hand, or the REIT on behalf of the IQHQ Parties, on the other hand, may waive compliance by the other with any term or provision hereof that the other was or is obligated to comply with or perform. Any such waiver shall not be construed to be a waiver of any succeeding breach or of any other term or provision hereof. No delay or omission by any party hereto to exercise any right or power under this Side Letter or pursuant to law shall impair such right or power or be construed as a waiver thereof.

Section 8. Successors and Assigns. This Side Letter and the rights and obligations hereunder shall not be assignable or transferable by IIPR (including by operation of law in connection with a merger or consolidation of such party) without the prior written consent of the IQHQ Parties; provided that IIPR may assign its rights and obligations hereunder to any Affiliates in which IIPR owns, directly or indirectly, 50% or more of the voting securities). Any attempted assignment in violation of this Section 8 shall be void.

Section 9. Governing Law; Waiver of Jury Trial. THIS SIDE LETTER, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS SIDE LETTER, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS SIDE LETTER (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH SIDE LETTER OR AS AN INDUCEMENT TO ENTER INTO THIS SIDE LETTER), SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, INVOLVING OR OTHERWISE IN RESPECT OF THIS SIDE LETTER OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SIDE LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.

Section 10. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail, overnight courier service or electronic mail and shall be deemed given when received as follows:

(a)            if to IIPR,

11440 West Bernardo Ct, Suite 100

San Diego, CA 92127

Attention: Legal

Email:	kelly.spicher@iipreit.com; pm@iipreit.com;
david.smith@iipreit.com

(b)            if to the Board or any IQHQ Entity,

c/o IQHQ, Inc.
201 Washington Street
Suite 3920
Boston, MA 02108
Attention: Legal Department
Email: legal@iqhqreit.com

with a copy to:

Paul Hastings LLP
1999 Avenue of the Stars, 27th Floor
Los Angeles, CA 90067
Attention: Derek V. Roth, Esq.
Email: derekroth@paulhastings.com

Section 11. Counterparts. This Side Letter may be executed in a number of identical counterparts. Executed counterparts may be delivered by facsimile or other electronic means, and shall be effective when received. This Side Letter shall be of no force or effect unless and until it has been executed by all parties hereto. The words “executed”, “execution”, “signed”, “signature”, and words of like import in this Side Letter shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tiff” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 12. Rules of Construction. Unless otherwise specified herein, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

[Signature Pages Follow]

Very truly yours,

IIP LIFE SCIENCE INVESTMENTS II LLC, a Delaware limited liability company

By:	/s/ David Smith
Name:	David Smith
Title:	Chief Financial Officer

[Signature Page – Side Letter re: Right of First Offer for Alewife Park Properties]

AGREED AND ACCEPTED:

IQHQ, LP

By:	/s/ Christopher Brewer
Name:	Christopher Brewer
Title:	Authorized Signatory

IQHQ, INC.

By:	/s/ Christopher Brewer
Name:	Christopher Brewer
Title:	Authorized Signatory

IQHQ HOLDINGS, LP

By:	/s/ Christopher Brewer
Name:	Christopher Brewer
Title:	Authorized Signatory

IQHQ-ALEWIFE, LLC

By:	/s/ Christopher Brewer
Name:	Christopher Brewer
Title:	Authorized Signatory

IQHQ-ALEWIFE MEMBER, LLC

By:	/s/ Christopher Brewer
Name:	Christopher Brewer
Title:	Authorized Signatory

IQHQ-ALEWIFE HOLDINGS, LLC

By:	/s/ Christopher Brewer
Name:	Christopher Brewer
Title:	Authorized Signatory

[Signature Page – Side Letter re: Right of First Offer for Alewife Park Properties]

EXHIBIT A*

LEGAL DESCRIPTION OF ALEWIFE PARK

*Omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.